FIRST SAVINGS FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL MEETING


Clarksville, Indiana--March 19, 2009. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) today announced that its annual meeting of stockholders will be held on Wednesday, June 24, 2009.

First Savings Financial Group, Inc. is the holding company for First Savings Bank, F.S.B. First Savings Bank currently has seven offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, Floyds Knobs and Georgetown. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

Contact
John P. Lawson, Jr.
Chief Operations Officer
812-283-0724